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                          EXHIBIT INDEX

Exhibit No.    Description                        Page
-----------    -----------                        ----

B              Form of Subordinated Note          Filed herewith

F              Opinion of Counsel                 To be filed by
                                                  amendment

G-1            Financial Data Schedule for        To be filed by
               NEES (Parent Company only)         amendment

G-2            Financial Data Schedule            To be filed by
               for NEES (Consolidated)            amendment

H              Proposed Form of Notice            Filed herewith

I              Choice: New England                Filed herewith

Financial
Statement No.  Description                        Page
-------------  -----------                        ----

1-A            Balance Sheet of NEES at December 31,   To be filed by
               1995, Actual (Parent Company only) amendment
               (Pro Forma not included since
               formation of new companies)

1-B            Statement of Income and Retained   To be filed by
               Earnings for NEES for twelve months     amendment
               ended December 31, 1995, Actual (Parent
               Company only) (Pro Forma not included
               since formation of new companies)

2-A            Consolidated Balance Sheet of NEES at   To be filed by
               December 31, 1995, Actual (Pro Forma    amendment
               not included since formation of new
               companies

2-B            Statement of Consolidated Income for    To be filed by
               NEES for twelve months ended       amendment
               December 31, 1995, Actual (Pro
               Forma not included since formation of
               new companies